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                                                                     Exhibit 5.1

                        Crown Castle International Corp.
                           510 Bering Drive, Suite 500
                              Houston, Texas 77057

                                November 5, 2002

Crown Castle International Corp.
510 Bering Drive, Suite 500
Houston, Texas  77057

Gentlemen:

     I am the Associate General Counsel of Crown Castle International Corp., a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") which relates to the registration of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable pursuant to the Company's 2001 Stock Incentive Plan (the "Plan").

     In connection therewith, I have examined (i) the Certificate of Incorporation and the Bylaws of the Company, each as amended; (ii) the Plan; and
(iii) such other documents, corporate records, certificates and other instruments as I have deemed necessary for the expression of the opinions contained herein.

     In making the foregoing examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as certified or photostatic copies. Furthermore, I have assumed that prices to be paid for shares of Common Stock will equal or exceed the par value per share of the Common Stock.

     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, I am of the opinion that the 8,000,000 shares of Common Stock covered by the Registration Statement, which may be issued from time to time pursuant to the purchase of shares of Common Stock in accordance with the terms of the Plan, have been duly authorized for issuance by the Company, and, when so issued in accordance with the respective terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, however, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                            Very truly yours,

                            /s/ Donald J. Reid, Jr.
                            Associate General Counsel
                            & Corporate Secretary